Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-181552

Prospectus Supplement to the Prospectus dated July 10, 2013
 Royal Bank of Canada

U.S.$2,000,000,000 2.000% Covered Bonds Due 2018
unconditionally and irrevocably guaranteed as to payments by
RBC Covered Bond Guarantor Limited Partnership

We will pay interest on the 2.000% covered bonds due October 1, 2018, semi-annually on April 1 and October 1 of each year.  We will make the first interest payment on the covered bonds on April 1, 2014.  The covered bonds will mature on October 1, 2018.  The covered bonds will be our unsecured obligations and will rank equally with our other unsecured and unsubordinated indebtedness from time to time outstanding.  The covered bonds are unconditionally and irrevocably guaranteed as to payments by RBC Covered Bond Guarantor Limited Partnership as described in the prospectus.  We will issue each covered bond in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

Other than as set forth under “Terms and Conditions of the Covered Bonds – Early Redemption for Taxation Reasons” in the prospectus, we may not redeem the covered bonds prior to their maturity.  There is no sinking fund for the covered bonds.

 We are a registered issuer and this Programme is a registered program under Part I.1 of the National Housing Act (Canada) and the Canadian Registered Covered Bond Programs Guide (the “Guide”) published by Canada Mortgage and Housing Corporation (“CMHC”), the administrator of the Canadian covered bond legal framework under Part I.1 of the National Housing Act (Canada). The covered bonds will be registered covered bonds under Part I.1 of the National Housing Act (Canada) and the Guide.

 THESE COVERED BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY CMHC NOR HAS CMHC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. THESE COVERED BONDS ARE NOT INSURED OR GUARANTEED BY CMHC OR THE GOVERNMENT OF CANADA OR ANY OTHER AGENCY THEREOF.

Investing in the covered bonds involves a number of risks.  See “Risk Factors” beginning on page 14 of the accompanying prospectus dated July 10, 2013
________________________________________________
NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THE COVERED BONDS OR PASSED UPON THE ACCURACY OF THIS PROSPECTUS SUPPLEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Covered Bond	Total
Public offering price (1)	U.S.$999.24	U.S.$1,998,480,000
Underwriting commissions	U.S.$2.50	U.S.$5,000,000
Proceeds, before expenses, to Royal Bank of Canada	U.S.$996.74	U.S.$1,993,480,000

_____________
(1)  The price to the public also will include interest accrued on the covered bonds after October 1, 2013, if any.

This prospectus supplement may be used by certain of our affiliates in connection with offers and sales of the covered bonds in market-making transactions.

We will deliver the covered bonds in book-entry form through the facilities of The Depository Trust Company (including through its indirect participants CDS Clearing and Depository Services Inc., Euroclear and Clearstream, Luxembourg) on or about October 1, 2013 against payment in immediately available funds.

The covered bonds will not constitute deposits that are insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.
________________________________________________

Programme Arranger
RBC Capital Markets
Joint Book-Running Managers
RBC Capital Markets	Barclays	Citigroup

Co-Managers
ANZ Securities	CIBC	Credit Suisse
Deutsche Bank Securities	nabSecurities, LLC	National Bank of Canada Financial
Santander	SOCIETE GENERALE	Standard Chartered Bank
SunTrust Robinson Humphrey	TD Securities	UBS Investment Bank
Wells Fargo Securities

Prospectus Supplement dated September 24, 2013.

SUMMARY

This section is meant as a summary and should be read in conjunction with the accompanying prospectus to help you understand the covered bonds.  This prospectus supplement, together with the accompanying prospectus, contains the terms of the covered bonds and supersedes all prior or contemporaneous oral statements as well as any other written materials relating to the covered bonds, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials.  In the event of any inconsistency or conflict between the terms set forth in this prospectus supplement and the accompanying prospectus, the terms contained in this prospectus supplement will control.

An investment in the covered bonds entails significant risks relating to the covered bonds that are not associated with similar investments in a conventional debt security, including those described below.  You should carefully consider, among other things, the matters set forth under “Risk Factors” beginning on page 14 of the accompanying prospectus.  Before investing in the covered bonds, we urge you to consult your investment, legal, tax, accounting and other advisors.

In this prospectus supplement, unless the context otherwise indicates, the “Bank” means Royal Bank of Canada and “Guarantor LP” means RBC Covered Bond Guarantor Limited Partnership, and “we”, “us” or “our” means the Bank and Guarantor LP collectively. In this prospectus supplement, currency amounts are stated in Canadian dollars (“$”), unless specified otherwise.

Issuer:	Royal Bank of Canada
Guarantor LP:	RBC Covered Bond Guarantor Limited Partnership
U.S. Registrar, Paying Agent, Transfer Agent and Exchange Agent:	The Bank of New York Mellon acting through its offices located at 101 Barclay Street, 4th Floor, New York, NY 10286, USA
Specified Currency:	U.S. dollars (“U.S.$”)
(Condition 1.10)
Aggregate Principal Amount:	U.S.$2,000,000,000
Series:	CB13
Issue Price:	99.924 percent of the Aggregate Principal Amount
Specified Denominations:	U.S.$1,000
(Condition 1.08 or 1.09)

Calculation Amount:	U.S.$1,000
Issue Date:	October 1, 2013
Interest Commencement Date	October 1, 2013
Final Maturity Date:	October 1, 2018
Extended Due for Payment Date of Guaranteed Amounts corresponding to the Final Redemption Amount under the covered bond Guarantee:	October 1, 2019
Interest Rate Basis:	2.000% Fixed Rate payable semi-annually in arrears from and including the Interest Commencement Date to but excluding the Final Maturity Date

	1 month USD LIBOR + 51.25 bps per annum Floating Rate payable monthly in arrears and subject to adjustment from and including the Final Maturity Date to but excluding the Extended Due for Payment Date
Redemption/Payment Basis:	Redemption at par

Outstanding Series of Covered Bonds:	Series	Principal Amount	Maturity Date	Coupon Rate
	CB2	€ 1,250,000,000	01/22/2018	4.625%
	CB3	$750,000,000	11/10/2014	3.270%
	CB4	$850,000,000	03/16/2015	3.180%
	CB5	U.S.$1,500,000,000	04/14/2015	3.125%
	CB6	$1,100,000,000	03/30/2018	3.770%
	CB7	CHF 500,000,000	04/21/2021	2.250%
	CB8	U.S.$2,500,000,000	09/19/2017	1.200%
	CB9	U.S.$1,500,000,000	12/04/2015	0.625%
	CB10	U.S.$1,750,000,000	07/22/2016	1.125%
	CB11	€ 2,000,000,000	08/04/2020	1.625%
	CB12	AU$1,250,000,000	08/09/2016	3 month BBSW +0.53%

The Cover Pool:
The Covered Bond Portfolio consists of $38,344,797,178 of Loans on properties located in Canada.  See “Summary of Principal Documents – Mortgage Sale Agreement” in the prospectus and Annex A and Annex B of this prospectus supplement.

Status of the Covered Bonds:	Senior
Status of the Guarantee:	Senior secured with recourse limited to the assets of Guarantor LP

PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE
Fixed Rate Covered Bond Provisions (Condition 5.12)	Applicable
Rate of Interest:	2.000 percent per annum payable semi-annually in arrears
Interest Payment Date:	April 1 and October 1 in each year up to and including the Final Maturity Date
Fixed Coupon Amount:	$10.00 per Calculation Amount
Day Count Basis:	30/360
Other terms relating to the method of calculating interest for Fixed Rate covered bonds:	Not Applicable

PROVISIONS RELATING TO EXTENDED DUE FOR PAYMENT DATE

Floating Rate Covered Bond Provisions (Condition 5.12)	If applicable, from and including the Final Maturity Date to but excluding the Extended Due for Payment Date
Interest Period(s):
The period from and including each Specified Interest Payment Date, to but excluding the following Specified Interest Payment Date with the first such period being the period from and including the Final Maturity Date to but excluding the first Specified Interest Payment Date

Specified Interest Payment Dates:	The first day of each month from but excluding the Final Maturity Date to and including the Extended Due for Payment Date
Calculation Agent:	The Bank, acting through its offices located at Riverbank House, 2 Swan Lane, London EC4R 3BF
Business Day Convention:	Modified Following Business Day Convention

Business Day(s):	New York and Toronto

Manner in which the Rate of Interest is to be determined:	Screen Rate Determination

Reference Rate:	1 month USD LIBOR

Interest Determination Date(s):	Second London Business Day prior to the start of each Interest Period

Relevant Screen Page:	Reuters Screen Page LIBOR01

Relevant Time:	11:00 A.M. (London time)

Reference Banks:	Has the meaning given in the ISDA Definitions

Day Count Basis:	Actual/360

Margin(s):	+51.25 bps per annum

PROVISIONS RELATING TO REDEMPTION

Early Redemption Amount	U.S.$1,000 per Calculation Amount
GENERAL PROVISIONS APPLICABLE TO THE COVERED BONDS
Covered Bond Swap Rate:	1-month CAD-BA-CDOR plus 0.51 per cent
DISTRIBUTION
Dealers:
RBC Capital Markets, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., ANZ Securities, Inc., CIBC World Markets Corp., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., nabSecurities, LLC, National Bank of Canada Financial Inc., Santander Investment Securities Inc., SG Americas Securities, LLC, Standard Chartered Bank, SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC, UBS Securities LLC, Wells Fargo Securities, LLC

Additional selling restrictions:	See under “Supplemental Plan of Distribution” in this prospectus supplement.
CUSIP:	78011DAF1

ISIN:	US78011DAF15

Common Code:	097585997

Listing:	The covered bonds will not be listed on any securities exchange.

DESCRIPTION OF THE COVERED BONDS

In addition to the terms described in the “Summary” section above, the following general terms will apply to the covered bonds.

General

The covered bonds constitute deposit liabilities of the Bank for purposes of the Bank Act (Canada), however the covered bonds will not be insured under the Canada Deposit Insurance Act (Canada).  The covered bonds will rank equally with other deposit liabilities of the Bank and all other unsubordinated and unsecured obligations of the Bank (except as otherwise prescribed by law).

The Bank is a registered issuer and this Programme is a registered program under Part I.1 of the National Housing Act (Canada) and the Guide published by CMHC, the administrator of the Canadian covered bond legal framework under Part I.1 of the of the National Housing Act (Canada). The covered bonds will be registered covered bonds under Part I.1 of the National Housing Act (Canada) and the Guide.

The aggregate principal amount of the covered bonds offered is U.S.$2,000,000,000.  The covered bonds are issued in denominations of U.S.$1,000, and integral multiples of U.S.$1,000 in excess thereof.  The covered bonds may only be transferred in amounts of U.S.$1,000 and increments of U.S.$1,000 thereafter.

We will pay interest on the covered bonds semi-annually on April 1 and October 1 of each year. We will make the first interest payment on the covered bonds on April 1, 2014.

Guarantee

The covered bonds are unconditionally and irrevocably guaranteed as to payments by the Guarantor LP when such payments are due as described in the accompanying prospectus.  The obligation of the Guarantor LP has been secured by a pledge by the Guarantor LP of the Covered Bond Portfolio in favor of the Bond Trustee pursuant to the terms of the Security Agreement.

Currency

The covered bonds are denominated, and amounts due on the covered bonds will be paid, in U.S. dollars (“U.S.$”).

Form of the Covered Bonds

The covered bonds will be issued only in the form of a global covered bond held by The Depository Trust Company.  See “Ownership and Book-Entry Issuance” in the accompanying prospectus.

No Listing

The covered bonds will not be listed on any securities exchange.

Please note that the information about the issuance, Issue Date, Issue Price, commissions and net proceeds to Royal Bank of Canada relates only to the initial issuance and sale of your covered bonds.  If you have purchased your covered bonds in a market-making transaction after the initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Final Maturity Date

The Final Maturity Date is October 1, 2018.  The Final Maturity Date may be postponed under the Extended Due for Payment Date as further described in Condition 6 – Redemption and Purchase under “Description of the Covered Bonds – Terms and Conditions” in the accompanying prospectus.

Manner of Payment and Delivery

Any payment on the covered bonds at maturity or otherwise will be made to accounts designated by you and approved by us, or at the office of the Bond Trustee.  We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Terms Incorporated in the Global Covered Bond

All of the terms appearing above under “Summary” in this prospectus supplement, together with the Terms and Conditions of the Covered Bonds attached as Schedule 1 of the Trust Deed will be endorsed on the global covered bond that represent the covered bonds and is held by The Depository Trust Company.  See “Description of the Covered Bonds – Terms and Conditions” in the accompanying prospectus.

DESCRIPTION OF THE COVERED BOND GUARANTEE

As described in the accompanying prospectus at pages 106 - 107, the Covered Bond Guarantee is secured by the pledge of the assets in the Covered Bond Portfolio to the Bond Trustee under the Security Agreement.  Statistical information about the Covered Bond Portfolio as at August 30, 2013 is set forth in Annex A.  Historical performance about the Covered Bond Portfolio is set forth in Annex B.

SWAP PROVIDERS

Interest Rate Swap Provider

The Bank, subject to replacement in accordance with the terms of the Interest Rate Swap Agreement.

Covered Bond Swap Provider

The Bank, subject to replacement in accordance with the terms of the Covered Bond Swap Agreement.

SUPPLEMENTAL PLAN OF DISTRIBUTION

Royal Bank of Canada has agreed to sell to the Dealers, and the Dealers have severally agreed to purchase from Royal Bank of Canada, the principal amount of the covered bonds specified, at the price specified, on the cover page of this prospectus supplement.  The Dealers intend to resell each covered bond they purchase at the price to the public set forth on the cover page of this prospectus supplement.  In the future, the Dealers or one of their affiliates, may repurchase and resell the covered bonds in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices.  For more information about the plan of distribution, the Underwriting Agreement and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Dealers Principal Amount

RBC Capital Markets, LLC	U.S.$580,000,000
Barclays Capital Inc.	U.S.$580,000,000
Citigroup Global Markets Inc.	U.S.$580,000,000
ANZ Securities, Inc.	U.S.$20,000,000
CIBC World Markets Corp.	U.S.$20,000,000
Credit Suisse Securities (USA) LLC	U.S.$20,000,000
Deutsche Bank Securities Inc.	U.S.$20,000,000
nabSecurities, LLC	U.S.$20,000,000
National Bank of Canada Financial Inc.	U.S.$20,000,000

Santander Investment Securities Inc.	U.S.$20,000,000
SG Americas Securities, LLC	U.S.$20,000,000
Standard Chartered Bank	U.S.$20,000,000
SunTrust Robinson Humphrey, Inc.	U.S.$20,000,000
TD Securities (USA) LLC	U.S.$20,000,000
UBS Securities LLC	U.S.$20,000,000
Wells Fargo Securities, LLC	U.S.$20,000,000
Total	U.S.$2,000,000,000

The Dealers have advised the Issuer that the Dealers propose initially to offer the covered bonds to the public at the public offering price on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a commission not in excess of 0.15% of the principal amount of the covered bonds. The Dealers may allow, and those dealers may reallow to other dealers, a commission not in excess of 0.10% of the principal amount.

After the initial public offering of the covered bonds is completed, the public offering price and commissions may be changed by the Dealers.

In connection with the sale of the covered bonds, the Dealers may engage in:

• over-allotments, in which Dealers selling the covered bonds sell more covered bonds than the Issuer actually sold to the Dealers, creating a Dealer short position;

• stabilizing transactions, in which purchases and sales of the covered bonds may be made by the Dealers at prices that do not exceed a specified maximum in accordance with Rule 104 of Regulation M under the Securities Exchange Act of 1934; and

• Dealer covering transactions, in which Dealers purchase the covered bonds in the open market after the distribution has been completed in order to cover Dealer short positions.

These stabilizing transactions and Dealer covering transactions may cause the price of the covered bonds to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The Dealers and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, the Dealers and/or their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, trust or investment management transactions with us and our affiliates for which they have received, and will in the future receive, customary compensation.

We will deliver the covered bonds against payment therefor in New York, New York on October 1, 2013, which is the fifth scheduled business day after the trade date.  Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to trade covered bonds on any date prior to three business days before delivery will be required, by virtue of the fact that the covered bonds will initially settle in five business days (T + 5), to specify alternative settlement arrangements to prevent a failed settlement.

Selling Restrictions

General

Other than in the United States, no action has been or will be taken in any country or jurisdiction by the Issuer, the Guarantor LP, the Dealers or the Bond Trustee that would permit a public offering of the covered bonds, or possession or distribution of any offering material in relation thereto, in such country or jurisdiction where action for that purpose is required and such action has not been taken. The Underwriting Agreement provides that each Dealer will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers the covered bonds or has in its possession or distributes offering material, in all cases at their own expense.

Public Offer Selling Restriction under the Prospectus Directive

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Dealer has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the covered bonds which are the subject of the offering contemplated by a prospectus and prospectus supplement in relation thereto to the public in that Relevant Member State except that it may, with effect from and including the Relevant Implementation Date, make an offer of the covered bonds to the public in that Relevant Member State:

(a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)
at any time to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant Dealer(s) nominated by the Issuer for any such offer;

(c)	at any time if the denomination per covered bond being offered amounts to at least €100,000; or

(d)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the covered bonds referred to in (a) to (d) above shall require the publication by the Issuer or any Dealer(s) of a prospectus pursuant to Article 3 of the Prospectus Directive or supplementary prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the covered bonds to the public” in relation to any covered bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the covered bonds to be offered so as to enable an investor to decide to purchase or subscribe the covered bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

All references in this document to the “European Economic Union” or “EEA” are to the Member States of the European Union together with Iceland, Norway and Liechtenstein.

Selling Restrictions addressing additional United Kingdom Securities Laws

Each Dealer has represented, warranted and agreed that:

(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the covered bonds in circumstances in which Section 21(1) of the FSMA does not apply to the Guarantor LP or, in the case of the Issuer, would not, if the Issuer was not an authorized person, apply to the Issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the covered bonds in, from or otherwise involving the United Kingdom.

Republic of France: Each Dealer has represented and agreed that it has not offered or sold and will not offer or sell, directly or indirectly, covered bonds to the public in France, and has not distributed or caused to be distributed and will not distribute or cause to be distributed to the public in France, the prospectus or this prospectus supplement or any other offering material relating to the covered bonds and that such offers, sales and distributions have been and will be made in France only to (i) providers of investment services relating to portfolio management for the account of third parties and/or (ii) qualified investors (investisseurs qualifiés), other than individuals, all as defined in, and in accordance with, articles L 411-1, L.411-2 and D.411-1 to D.411-3 of the French Code monétaire et financier.

The prospectus has not been submitted for clearance to the Autorité des Marchés Financiers in France.

Republic of Italy: The offering of the covered bonds has not been registered pursuant to Italian securities legislation and, accordingly, each Dealer has represented and agreed that no covered bonds may be offered, sold or delivered, nor may copies of the prospectus or any other document relating to the covered bonds be distributed in the Republic of Italy, except:

(a)
to qualified investors (investitori qualificati), as defined pursuant to Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and Article 34-ter, first paragraph, letter b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended from time to time (“Regulation No. 11971”); or

(b)	in other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Financial Services Act and Article 34-ter of Regulation No. 11971.

Any offer, sale or delivery of any covered bonds or distribution of copies of the prospectus or any other document relating to any covered bonds in Italy under (i) or (ii) above must be:

(a)
made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007 (as amended from time to time) and Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Act”); and

(b)
in compliance with Article 129 of the Banking Act, as amended, and the implementing guidelines of the Bank of Italy, as amended from time to time, pursuant to which the Bank of Italy may request information on the issue or the offer of securities in the Republic of Italy; and

(c)	in compliance with any other applicable laws and regulations or requirement imposed by CONSOB or other Italian authority.

Provisions relating to the secondary market in Italy

Please note that in accordance with Article 100-bis of the Financial Services Act, where no exemption from the rules on public offerings applies under (i) and (ii) above, the subsequent distribution of the covered bonds on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under the Financial Services Act and Regulation No. 11971. Failure to comply with such rules may result in the sale of such covered bonds being declared null and void and in the liability of the intermediary transferring the financial instruments for any damages suffered by the investors.

The Netherlands: Each Dealer has represented and agreed that, any covered bonds will only be offered in The Netherlands to Qualified Investors (as defined in the Prospectus Directive), unless such offer is made in accordance with the Dutch Financial Supervision Act (Wet op het financieel toezicht).

NOTICE REGARDING OFFERS IN THE EEA

If and to the extent that this prospectus supplement is communicated in, or the offer of the covered bonds to which it relates is made in, any EEA Member State that has implemented the Prospectus Directive as defined below (a “Relevant Member State”), this prospectus supplement and the offer are only addressed to and directed at persons in that Relevant Member State who are qualified investors within the meaning of the Prospectus Directive (or who are other persons to whom the offer may lawfully be addressed) and must not be acted upon by other persons in that Relevant Member State.

This prospectus supplement is not a prospectus approved under the Prospectus Directive. A prospectus is not required under the Prospectus Directive as this prospectus supplement has been prepared on the basis that any offers of covered bonds in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of the covered bonds. Accordingly, any person making or intending to make any offer in that Relevant Member State of the covered bonds which are the subject of the placement referred to in this prospectus supplement must only do so in circumstances in which no obligation arises for us or the Dealers to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither we nor the Dealers have authorized, nor do we or they authorize, the making of any offer of the covered bonds in circumstances in which an obligation arises for us or the Dealers to publish a prospectus supplement or prospectus for such offer.

In this prospectus supplement, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measures in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

This prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The covered bonds are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such covered bonds will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Annex A
COVERED BOND PORTFOLIO

The statistical and other information contained herein has been compiled by reference to the Loans in the Covered Bond Portfolio securing the covered bonds as of August 30, 2013 (the “cut-off date”).  The exchange rate of Canadian dollars into U.S. dollars on the cut-off date used in this prospectus supplement was CDN$1 = US$ 0.9497.  Columns stating percentage amounts may not add to 100% due to rounding.  The Loans in the Covered Bond Portfolio are selected on the basis of the seller's Eligibility Criteria set forth in the Mortgage Sale Agreement.  The material aspects of such Eligibility Criteria are described under “Summary of Principal Documents – Mortgage Sale Agreement – Eligibility Criteria” in the accompanying prospectus.  One significant indicator of Borrower credit quality is arrears and losses.  The information presented below under “Loss Information” reflects the arrears and losses experience of the Covered Bond Portfolio as at the dates indicated.  Any material change to the Eligibility Criteria, which could lead to arrears and losses deviating from the historical experience presented in the table under “Loss Information”, will be reported by the Guarantor on periodic reports filed with the SEC on Form 10-D.  It is not expected that the characteristics of the Covered Bond Portfolio as of the closing date will differ materially from the characteristics of the Covered Bond Portfolio as of the cut-off date.

The Covered Bond Portfolio as at the cut-off date comprised 249,519 Loans having an aggregate current balance of $38,344,797,178.  The Bank originated the Loans in the Covered Bond Portfolio between March 1, 1991 and July 31, 2013.

171,427 Loans in the cut-off date Covered Bond Portfolio (or 68.70% of the aggregate current balance of the Loans as of the cut-off date) were fixed rate Loans.  The remaining 78,092 Loans in the cut-off date Covered Bond Portfolio (or 31.30% of the aggregate current balance of the Loans as of the cut-off date) were standard variable rate Loans and discounted variable rate Loans, as described below.

On August 23, 2013, the Bank sold 124,620 Loans into the Covered Bond Portfolio with a Current Balance of $20,267,463,596.90. Prior to the sale, more than 93% of the aggregate Current Balance of the Loans in the Covered Bond Portfolio included waivers of set-off rights on the part of the Borrower.  After the sale, approximately 84% of the aggregate Current Balance of the Loans in the Covered Bond Portfolio included such waivers.

In the prior three years, there have been no repurchases or replacements of Loans in the Covered Bond Portfolio as a result of breaches of representations or warranties and no demands for repurchase or replacement of any Loan.

No Loan in the Covered Bond Portfolio failed to meet the Bank’s Lending Criteria.

The Bank most recently filed a Form ABS-15G on February 12, 2013.

As of the cut-off date, the Bank's posted rate for a five year variable rate for existing and new borrowers was 4% (rate for “open,” or prepayable loans) or 3% (rate for “closed,” or non-prepayable loans) per annum.

After issuance of the covered bonds, the Asset Coverage Test will continue to be satisfied.

Review of Covered Bond Portfolio

The Bank has performed a review of the Loans in the Covered Bond Portfolio and a review of the disclosure regarding the Loans in this prospectus supplement and the accompanying prospectus required by Item 1111 of Regulation AB (such disclosure, the “Rule 193 Information”). This review was designed and effected to provide the Bank with reasonable assurance that the Rule 193 Information is accurate in all material respects.

One aspect of the review consisted of a comparison of the statistical information contained in Annex A and Annex B hereto to statistical information relating to the Loans contained in the Bank’s data files. The data files are electronic records maintained by the Bank. For this comparison, the data files from the Bank’s loan servicing system, including relevant data elements, were extracted from the Bank’s information repository system. No material exceptions were found between the statistical information contained in Annex A and Annex B and the data files extracted from the Bank’s system.

A second aspect of the review consisted of a comparison of certain Loan characteristics selected by the Bank, such as amount financed, current balance, location of the property and property valuation, in a sampling of 60 randomly selected Loan files, to the applicable information in the data files. No material exceptions were found between the Loan files and the data extracted from the Bank’s system.

A third aspect of the review of the Rule 193 Information related to descriptions of the transaction documents in this prospectus supplement and the accompanying prospectus. For this part of the review, the Bank and its legal counsel reviewed the Rule 193 Information consisting of descriptions of portions of the transaction documents and compared that Rule 193 Information to the related transaction documents. The Bank and its legal counsel also reviewed the Rule 193 Information consisting of descriptions of legal and regulatory provisions that may materially affect the performance of the Loans or payments on the covered bonds.

In addition to the elements of the review of the Rule 193 Information that were specifically conducted for purposes of this transaction as described above, with respect to Rule 193 Information relating to credit approvals and exceptions to credit policies, the Bank has observed the regular, ongoing application of its internal control procedures. These include quality assurance audits and portfolio level analyses on origination to ensure that Loans comply with the Bank’s underwriting policies. These audits and portfolio level analyses are reviewed by the Policy Review Committee as well as Group Risk Management and other partners on a quarterly basis.

All Rule 193 Information consisting of textual disclosures of factual information and not otherwise described above was reviewed and approved by the Bank.

After undertaking the elements of the review described above, the Bank has found and concluded that it has reasonable assurance that the Rule 193 Information in this prospectus supplement and the accompanying prospectus is accurate in all material respects.

The review of disclosure relating to the description of the transaction documents and legal and regulatory matters and the reviews of statistical information and certain Loans characteristics were performed with the assistance of third parties engaged by the Bank. The Bank determined the nature, extent and timing of the review and the level of assistance provided by the third parties and by the Bank. The Bank has ultimate authority and control over, and assumes all responsibility for, the review and the findings and conclusions of the review. The Bank attributes all findings and conclusions of the review to itself.

Overall Pool Statistics (Data as at August 30, 2013)

Cover Pool Delinquency Distribution

Aging Summary	Number of Loans	Percentage	Principal Balance	Percentage
Current and less than 30 days past due	249,362	99.94	$38,320,397,688	99.94
30 to 59 days past due	78	0.03	$14,788,769	0.04
60 to 89 days past due	24	0.01	$2,683,887	0.01
90 or more days past due	55	0.02	$6,926,834	0.02
Total	249,519	100.00	$38,344,797,178	100.00

Cover Pool Provincial Distribution

Province	Number of Loans	Percentage	Principal Balance	Percentage
Alberta	30,168	12.09	$5,307,792,585	13.84
British Columbia	45,961	18.42	$9,222,697,647	24.05
Manitoba	9,262	3.71	$1,024,029,967	2.67
New Brunswick	4,195	1.68	$349,547,813	0.91
Newfoundland	2,958	1.19	$329,971,662	0.86
Northwest Territories	82	0.03	$12,827,084	0.03
Nova Scotia	7,585	3.04	$738,286,634	1.93
Nunavut	3	0.00	$256,441	0.00
Ontario	100,706	40.36	$15,994,344,580	41.71
Prince Edward Island	859	0.34	$75,401,558	0.20
Quebec	39,848	15.97	$4,274,636,168	11.15
Saskatchewan	7,688	3.08	$978,166,264	2.55
Yukon	204	0.08	$36,838,777	0.10
Total	249,519	100.00	$38,344,797,178	100.00

Cover Pool Credit Bureau Score Distribution

Credit Bureau Score	Number of Loans	Percentage	Principal Balance	Percentage
Score Unavailable	203	0.08	$27,548,454	0.07
499 and below	203	0.08	$27,966,945	0.07
500 - 539	128	0.05	$19,647,133	0.05
540 - 559	195	0.08	$36,228,288	0.09
560 - 579	365	0.15	$57,872,014	0.15
580 - 599	794	0.32	$135,089,169	0.35
600 - 619	1,572	0.63	$260,071,672	0.68
620 - 639	3,512	1.41	$588,430,914	1.53
640 - 659	6,250	2.50	$1,040,445,627	2.71
660 - 679	9,258	3.71	$1,548,765,932	4.04
680 - 699	12,544	5.03	$2,091,925,198	5.46
700 - 719	14,985	6.01	$2,506,095,466	6.54
720 - 739	16,767	6.72	$2,775,718,767	7.24
740 - 759	17,641	7.07	$2,876,099,377	7.50
760 - 779	19,410	7.78	$3,129,217,824	8.16
780 - 799	21,722	8.71	$3,491,475,399	9.11
800 and above	123,970	49.68	$17,732,199,000	46.24
Total	249,519	100.00	$38,344,797,178	100.00

Cover Pool Rate Type Distribution

Rate Type	Number of Loans	Percentage	Principal Balance	Percentage
Fixed	171,427	68.70	$25,263,360,426	65.88
Variable	78,092	31.30	$13,081,436,751	34.12
Total	249,519	100.00	$38,344,797,178	100.00

Mortgage Asset Type Distribution

	Number of Loans	Percentage	Principal Balance	Percentage
Conventional Mortgage	97,475	39.07	$17,703,993,021	46.17
Homeline Mortgage Segment	152,044	60.93	$20,640,804,156	53.83
Total	249,519	100.00	$38,344,797,178	100.00

Cover Pool Occupancy Type Distribution

Occupancy Type	Number of Loans	Percentage	Principal Balance	Percentage
Not Owner Occupied	26,163	10.49	$4,253,334,199	11.09
Owner Occupied	223,356	89.51	$34,091,462,978	88.91
Total	249,519	100.00	$38,344,797,178	100.00

Cover Pool Mortgage Rate Distribution

Mortgage Rate (%)	Number of Loans	Percentage	Principal Balance	Percentage
1.9999% and below	82	0.03	$20,174,962	0.05
2.0000% - 2.4999%	38,239	15.33	$7,201,673,761	18.78
2.5000% - 2.9999%	80,020	32.07	$13,212,038,178	34.46
3.0000% - 3.4999%	46,365	18.58	$6,925,249,877	18.06
3.5000% - 3.9999%	56,052	22.46	$7,854,894,823	20.48
4.0000% - 4.4999%	21,527	8.63	$2,448,060,457	6.38
4.5000% - 4.9999%	2,132	0.85	$218,408,621	0.57
5.0000% - 5.4999%	1,870	0.75	$193,488,331	0.50
5.5000% - 5.9999%	2,096	0.84	$187,021,936	0.49
6.0000% - 6.4999%	1,092	0.44	$80,265,064	0.21
6.5000% - 6.9999%	36	0.01	$3,085,792	0.01
7.0000% and above	8	0.00	$435,375	0.00
Total	249,519	100.00	$38,344,797,178	100.00

Cover Pool Remaining Term Distribution

Remaining Term (Months)	Number of Loans	Percentage	Principal Balance	Percentage
Less than 12.00	34,434	13.80	$4,599,738,693	12.00
12.00 - 23.99	49,039	19.65	$7,211,498,200	18.81
24.00 - 35.99	89,731	35.96	$13,806,098,060	36.01
36.00 - 47.99	39,763	15.94	$6,356,715,020	16.58
48.00 - 59.99	34,209	13.71	$6,066,924,103	15.82
60.00 - 71.99	1,706	0.68	$227,094,658	0.59
72.00 - 83.99	461	0.18	$49,916,644	0.13
84.00 and above	176	0.07	$26,811,799	0.07
Total	249,519	100.00	$38,344,797,178	100.00

Cover Pool Range of Remaining Principal Balance

Range of Remaining Principal Balance	Number of Loans	Percentage	Principal Balance	Percentage
99,999 and below	106,872	42.83	$5,552,460,093	14.48
100,000 - 149,999	44,299	17.75	$5,518,116,002	14.39
150,000 - 199,999	33,713	13.51	$5,860,410,966	15.28
200,000 - 249,999	22,494	9.01	$5,031,523,241	13.12
250,000 - 299,999	15,134	6.07	$4,136,857,915	10.79
300,000 - 349,999	9,202	3.69	$2,976,154,845	7.76
350,000 - 399,999	5,712	2.29	$2,132,654,014	5.56
400,000 - 449,999	3,593	1.44	$1,521,688,285	3.97
450,000 - 499,999	2,441	0.98	$1,156,137,076	3.02
500,000 - 549,999	1,514	0.61	$792,951,831	2.07
550,000 - 599,999	1,095	0.44	$627,344,953	1.64
600,000 - 649,999	743	0.30	$463,019,000	1.21
650,000 - 699,999	574	0.23	$386,711,628	1.01
700,000 - 749,999	377	0.15	$272,666,042	0.71
750,000 - 799,999	293	0.12	$226,519,119	0.59
800,000 - 849,999	212	0.08	$174,756,999	0.46
850,000 - 899,999	171	0.07	$149,552,444	0.39
900,000 - 949,999	167	0.07	$154,743,907	0.40
950,000 - 999,999	152	0.06	$147,753,082	0.39
1,000,000 and above	761	0.30	$1,062,775,736	2.77
Total	249,519	100.00	$38,344,797,178	100.00

Cover Pool Property Type Distribution

Property Type	Number of Loans	Percentage	Principal Balance	Percentage
Apartment (Condominium)	28,210	11.31	$4,191,791,270	10.93
Detached	188,682	75.62	$29,106,825,139	75.91
Duplex	5,106	2.05	$758,611,371	1.98
Fourplex	1,297	0.52	$258,930,974	0.68
Other	1,075	0.43	$161,547,770	0.42
Row (Townhouse)	12,832	5.14	$1,972,883,323	5.15
Semi-detached	10,967	4.40	$1,668,331,154	4.35
Triplex	1,350	0.54	$225,876,175	0.59
Total	249,519	100.00	$38,344,797,178	100.00

Cover Pool LTV - Authorized Distribution

Current LTV (%)	Number of Properties	Percentage	Principal Balance	Percentage
20.00 and below	10,722	5.18	$358,040,738	0.93
20.01 - 25.00	3,652	1.76	$248,923,223	0.65
25.01 - 30.00	4,141	2.00	$348,477,792	0.91
30.01 - 35.00	4,669	2.26	$461,781,577	1.20
35.01 - 40.00	5,660	2.74	$691,176,162	1.80
40.01 - 45.00	6,217	3.00	$824,223,715	2.15
45.01 - 50.00	8,387	4.05	$1,238,836,606	3.23
50.01 - 55.00	8,890	4.30	$1,487,465,559	3.88
55.01 - 60.00	11,413	5.52	$2,092,614,543	5.46
60.01 - 65.00	16,383	7.92	$3,509,124,588	9.15
65.01 - 70.00	14,738	7.12	$3,305,157,255	8.62
70.01 - 75.00	32,389	15.65	$6,124,171,086	15.97
75.01 - 80.00	79,534	38.44	$17,635,853,655	45.99
> 80.00 or Not Available*	124	0.06	$18,950,679	0.05
Total	206,919	100.00	$38,344,797,178	100.00

* A mortgage for which no current appraisal value is available as at the Calculation Date is classified as "Not Available" and reported within the ">80.00 or Not Available" Current LTV category.

Cover Pool LTV - Drawn Distribution

Current LTV (%)	Number of Properties	Percentage	Principal Balance	Percentage
20.00 and below	15,618	7.55	$619,142,828	1.61
20.01 - 25.00	6,073	2.93	$465,259,398	1.21
25.01 - 30.00	7,133	3.45	$668,669,639	1.74
30.01 - 35.00	7,967	3.85	$880,592,700	2.30
35.01 - 40.00	9,152	4.42	$1,186,124,223	3.09
40.01 - 45.00	10,183	4.92	$1,458,253,828	3.80
45.01 - 50.00	12,215	5.90	$1,949,712,688	5.08
50.01 - 55.00	13,484	6.52	$2,352,994,019	6.14
55.01 - 60.00	16,278	7.87	$3,162,891,763	8.25
60.01 - 65.00	18,826	9.10	$4,112,536,273	10.73
65.01 - 70.00	19,626	9.48	$4,425,460,306	11.54
70.01 - 75.00	28,183	13.62	$6,561,677,886	17.11
75.01 - 80.00	41,980	20.29	$10,461,049,907	27.28
> 80.00 or Not Available*	201	0.10	$40,431,719	0.11
Total	206,919	100.00	$38,344,797,178	100.00

* A mortgage for which no current appraisal value is available as at the Calculation Date is classified as "Not Available" and reported within the ">80.00 or Not Available" Current LTV category.

Overall Pool Performance

For collection purposes, a Loan is considered delinquent when a scheduled payment is 30 days or more past due.  In the tables below, a Loan for which a scheduled payment is less than 30 days past due is categorized as “Current.”

Pool Performance – Overall

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	13,630,628,350	99.54%	19,101,324,912	99.56%	14,703,953,023	99.29%	18,327,461,406	99.51%	21,563,346,396	99.63%	18,466,270,621	99.86%
1-2 Months	≥30 and <60 Days	27,164,241	0.20%	39,388,540	0.21%	32,080,486	0.22%	27,963,061	0.15%	29,968,622	0.14%	17,675,693	0.10%
2-3 Months	≥60 and <90 Days	16,699,849	0.12%	9,978,169	0.05%	19,738,200	0.13%	18,338,508	0.10%	14,109,927	0.07%	2,411,517	0.01%
3-4 Months	≥90 and <120 Days	6,661,711	0.05%	5,750,980	0.03%	10,874,053	0.07%	7,132,480	0.04%	7,073,989	0.03%	1,848,023	0.01%
4-5 Months	≥120 and <150 Days	2,682,722	0.02%	5,499,167	0.03%	5,332,319	0.04%	5,217,854	0.03%	3,934,310	0.02%	896,829	0.01%
5-6 Months	≥150 and <180 Days	2,890,281	0.02%	4,294,117	0.02%	3,911,238	0.03%	5,097,330	0.03%	2,266,124	0.01%	508,285	0.00%
6-7 Months	≥180 and <210 Days	1,065,909	0.01%	4,161,055	0.02%	5,111,156	0.03%	2,135,950	0.01%	1,354,471	0.01%	813,862	0.00%
7-8 Months	≥210 and <240 Days	1,392,240	0.01%	1,822,214	0.01%	5,341,169	0.04%	2,642,789	0.01%	436,519	0.00%	73,036	0.00%
8-9 Months	≥240 and <270 Days	825,946	0.01%	1,684,793	0.01%	4,440,469	0.03%	1,128,868	0.01%	253,018	0.00%	79,637	0.00%
9-10 Months	≥270 and <300 Days	669,685	0.01%	1,413,505	0.01%	2,672,376	0.02%	1,188,446	0.01%	2,003,198	0.01%	206,028	0.00%
10-11 Months	≥300 and <330 Days	363,552	0.00%	1,073,718	0.01%	1,446,544	0.01%	1,123,269	0.01%	1,857,377	0.01%	0	0.00%
11-12 Months	≥330 and <360 Days	410,806	0.00%	1,634,336	0.01%	792,469	0.01%	885,232	0.00%	1,977,107	0.01%	0	0.00%
12-13 Months	≥360 and <390 Days	1,475,265	0.01%	2,281,040	0.01%	1,906,733	0.01%	680,666	0.00%	456,805	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	284,455	0.00%	349,772	0.00%	554,549	0.00%	1,265,467	0.01%	2,439,039	0.01%	0	0.00%
14-15 Months	≥420 and <450 Days	94,937	0.00%	1,486,697	0.01%	1,410,980	0.01%	2,135,341	0.01%	2,585,069	0.01%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	316,289	0.00%	178,225	0.00%	1,202,497	0.01%	475,882	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	516,035	0.00%	442,625	0.00%	1,525,974	0.01%	1,205,833	0.01%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	963,939	0.00%	2,247,581	0.02%	890,369	0.00%	894,067	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	1,313,482	0.01%	6,666,540	0.04%	9,824,457	0.05%	6,815,411	0.03%	1,527,340	0.01%
Total		13,693,309,949	100.00%	19,185,252,760	100.00%	14,809,100,735	100.00%	18,417,839,964	100.00%	21,643,453,164	100.00%	18,492,310,871	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	106,904	99.68%	151,211	99.69%	123,524	99.49%	139,428	99.61%	145,622	99.69%	126,899	99.87%
1-2 Months	≥30 and <60 Days	152	0.14%	224	0.15%	207	0.17%	168	0.12%	168	0.12%	91	0.07%
2-3 Months	≥60 and <90 Days	84	0.08%	53	0.03%	112	0.09%	113	0.08%	82	0.06%	24	0.02%
3-4 Months	≥90 and <120 Days	44	0.04%	36	0.02%	65	0.05%	45	0.03%	41	0.03%	11	0.01%
4-5 Months	≥120 and <150 Days	15	0.01%	29	0.02%	42	0.03%	35	0.03%	20	0.01%	7	0.01%
5-6 Months	≥150 and <180 Days	15	0.01%	21	0.01%	21	0.02%	33	0.02%	16	0.01%	3	0.00%
6-7 Months	≥180 and <210 Days	8	0.01%	20	0.01%	22	0.02%	14	0.01%	13	0.01%	8	0.01%
7-8 Months	≥210 and <240 Days	12	0.01%	15	0.01%	29	0.02%	16	0.01%	6	0.00%	1	0.00%
8-9 Months	≥240 and <270 Days	4	0.00%	11	0.01%	21	0.02%	7	0.00%	5	0.00%	1	0.00%
9-10 Months	≥270 and <300 Days	7	0.01%	9	0.01%	19	0.01%	10	0.01%	8	0.01%	1	0.00%
10-11 Months	≥300 and <330 Days	4	0.00%	7	0.00%	9	0.01%	10	0.01%	11	0.01%	0	0.00%
11-12 Months	≥330 and <360 Days	2	0.00%	10	0.01%	8	0.01%	9	0.01%	9	0.01%	0	0.00%
12-13 Months	≥360 and <390 Days	6	0.01%	10	0.01%	14	0.01%	5	0.00%	3	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	3	0.00%	4	0.00%	6	0.00%	5	0.00%	9	0.01%	0	0.00%
14-15 Months	≥420 and <450 Days	1	0.00%	9	0.01%	8	0.01%	14	0.01%	11	0.01%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	3	0.00%	3	0.00%	10	0.01%	5	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	4	0.00%	3	0.00%	9	0.01%	6	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	3	0.00%	11	0.01%	4	0.00%	7	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	8	0.01%	36	0.03%	41	0.03%	35	0.02%	11	0.01%
Total		107,261	100.00%	151,687	100.00%	124,160	100.00%	139,976	100.00%	146,077	100.00%	127,057	100.00%

Loss Information
As at Date	31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	18	0.01%	87	0.06%	73	0.05%	16	0.01%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	559,031	0.00%	3,335,919	0.02%	3,815,933	0.02%	1,245,010	0.01%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	18	0.01%	105	0.08%	178	0.12%	194	0.15%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	559,031	0.00%	3,894,950	0.02%	7,710,883	0.04%	8,955,893	0.05%

Annex B
HISTORICAL POOL DATA

Historical pool information regarding the performance of the Loans in the Covered Bond Portfolio is contained in this Annex.  Historical pool information contained in this Annex that relates to the performance of the Loans for periods commencing prior to January 2008 does not form a part of this prospectus supplement, the accompanying prospectus or the registration statement relating to the covered bonds.  Historical pool information about the Loans in the Covered Bond Portfolio for periods prior to January 2008 is not provided as such information is not available for such years and cannot be obtained without unreasonable effort and expense.

The following vintage tables do not reflect the addition of 124,620 Loans on August 23, 2013 because the cut-off date for these tables is July 31, 2013.  However, none of the Loans added on August 23, 2013 were delinquent on the transfer date, and, accordingly, if included in the following tables would only reduce the percentages.

The following vintage tables present historical pool information about the Loans in the Covered Bond Portfolio in respect of arrears and cumulative losses as at the dates specified in respect of Loans originated in specific years.  “Vintage 2004”, for example, indicates all Loans in the Covered Bond Portfolio originated in the calendar year 2004.  All of the Loans originated by the Bank are secured by a mortgage with first ranking priority on residential property in Canada.  All such Loans are originated in accordance with the Bank's lending criteria at the time of offer of the Loan.  Notwithstanding any change to the lending criteria or other terms applicable to new Loans, new Loans and their related security may only be assigned to the Covered Bond Portfolio if those new Loans comply with the Seller's representations and warranties set out in the Mortgage Sale Agreement, including a representation that those new Loans were originated in accordance with the Seller's lending criteria applicable at the time of their origination.  The Seller is obliged to repurchase Loans that are in breach of these representations and warranties.  See “Summary of Principal Documents – Mortgage Sale Agreement — Repurchase of Loans” in the accompanying prospectus.

Historical pool information on prepayments on the Loans is not being provided because prepayment and repayment rates should not affect the maturities of the covered bonds.  The single pool of Loans held by the Guarantor LP supports an ongoing issuance of covered bonds by the Bank.  As Loans repay or prepay, reducing the size of the cover pool, the Seller is required to add Loans to the cover pool in order to maintain compliance with the Asset Coverage Test.  See “Summary of Principal Documents – Guarantor LP Agreement — Asset Coverage Test” in the accompanying prospectus.  Any new Loans may only be assigned to the Covered Bond Portfolio if those new Loans comply with the Seller's lending criteria, the material aspects of which are described under “Loan Origination and Lending Criteria” in the accompanying prospectus.

For collection purposes, a Loan is considered delinquent when a scheduled payment is 30 days or more past due.  In the tables below, a Loan for which a scheduled payment is less than 30 days past due is categorized as “Current.”

Pre-2004 Vintage
Pool Performance – Pre-2004 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	2,070,168,850	99.70%	2,274,654,785	99.71%	1,656,488,842	99.61%	1,386,563,704	99.60%	1,129,487,897	99.77%	916,322,017	99.85%
1-2 Months	≥30 and <60 Days	2,754,715	0.13%	3,774,394	0.17%	2,503,052	0.15%	2,079,870	0.15%	1,352,930	0.12%	879,443	0.10%
2-3 Months	≥60 and <90 Days	1,284,606	0.06%	565,817	0.03%	689,393	0.04%	735,142	0.05%	607,461	0.05%	259,813	0.03%
3-4 Months	≥90 and <120 Days	683,442	0.03%	239,341	0.01%	646,422	0.04%	1,091,881	0.08%	93,896	0.01%	0	0.00%
4-5 Months	≥120 and <150 Days	583,124	0.03%	524,678	0.02%	674,394	0.04%	273,062	0.02%	68,685	0.01%	70,641	0.01%
5-6 Months	≥150 and <180 Days	0	0.00%	331,300	0.02%	37,478	0.00%	686,395	0.05%	57,893	0.01%	0	0.00%
6-7 Months	≥180 and <210 Days	327,158	0.02%	292,739	0.01%	50,748	0.00%	73,313	0.01%	18,836	0.00%	126,792	0.01%
7-8 Months	≥210 and <240 Days	183,199	0.01%	77,001	0.00%	76,491	0.01%	190,949	0.01%	42,974	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	642,578	0.04%	0	0.00%	16,987	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	114,594	0.00%	0	0.00%	317,054	0.02%	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	188,714	0.01%	7,460	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	188,001	0.02%	0	0.00%
12-13 Months	≥360 and <390 Days	146,283	0.01%	0	0.00%	232,475	0.02%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	321,745	0.02%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	73,288	0.00%	0	0.00%	130,744	0.01%	32,271	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	259,884	0.02%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	349,135	0.02%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	308,203	0.01%	211,017	0.01%	43,449	0.00%	170,249	0.01%	25,505	0.00%
Total		2,076,434,685	100.00%	2,281,198,141	100.00%	1,662,891,689	100.00%	1,392,128,393	100.00%	1,132,138,080	100.00%	917,684,211	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	26,224	99.79%	29,490	99.79%	22,960	99.71%	19,250	99.70%	16,263	99.76%	13,813	99.86%
1-2 Months	≥30 and <60 Days	26	0.10%	37	0.13%	26	0.11%	21	0.11%	16	0.10%	8	0.06%
2-3 Months	≥60 and <90 Days	8	0.03%	9	0.03%	11	0.05%	10	0.05%	8	0.05%	5	0.04%
3-4 Months	≥90 and <120 Days	8	0.03%	1	0.00%	8	0.04%	7	0.04%	2	0.01%	0	0.00%
4-5 Months	≥120 and <150 Days	4	0.02%	1	0.00%	7	0.03%	5	0.03%	2	0.01%	2	0.01%
5-6 Months	≥150 and <180 Days	0	0.00%	2	0.01%	1	0.00%	4	0.02%	2	0.01%	0	0.00%
6-7 Months	≥180 and <210 Days	3	0.01%	5	0.02%	2	0.01%	1	0.01%	1	0.01%	3	0.02%
7-8 Months	≥210 and <240 Days	3	0.01%	1	0.00%	3	0.01%	3	0.02%	1	0.01%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	1	0.00%	0	0.00%	1	0.01%	0	0.00%
9-10 Months	≥270 and <300 Days	2	0.01%	0	0.00%	4	0.02%	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	1	0.00%	1	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	2	0.01%	0	0.00%
12-13 Months	≥360 and <390 Days	1	0.00%	0	0.00%	2	0.01%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	1	0.00%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	1	0.00%	0	0.00%	1	0.01%	2	0.01%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	4	0.02%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	2	0.01%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	2	0.01%	2	0.01%	1	0.01%	2	0.01%	1	0.01%
Total		26,280	100.00%	29,552	100.00%	23,028	100.00%	19,307	100.00%	16,302	100.00%	13,832	100.00%

Loss Information
As at Date	31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	1	0.00%	6	0.03%	6	0.04%	0	0.00%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	32,485	0.00%	230,665	0.02%	158,374	0.01%	0	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	1	0.00%	7	0.04%	13	0.08%	13	0.09%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	32,485	0.00%	263,150	0.02%	421,524	0.04%	421,524	0.05%

2005 Vintage
Pool Performance – 2005 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	1,183,120,377	99.59%	1,286,094,513	99.52%	876,877,794	99.08%	843,682,162	99.40%	769,556,549	99.40%	639,334,338	99.74%
1-2 Months	≥30 and <60 Days	1,939,963	0.16%	1,957,948	0.15%	1,905,988	0.22%	2,360,229	0.28%	1,934,355	0.25%	1,128,297	0.18%
2-3 Months	≥60 and <90 Days	573,831	0.05%	860,766	0.07%	2,461,349	0.28%	746,992	0.09%	1,463,672	0.19%	142,729	0.02%
3-4 Months	≥90 and <120 Days	508,226	0.04%	1,059,427	0.08%	569,198	0.06%	477,126	0.06%	662,089	0.08%	99,233	0.02%
4-5 Months	≥120 and <150 Days	408,418	0.04%	154,157	0.01%	171,543	0.02%	314,633	0.04%	87,956	0.01%	137,687	0.02%
5-6 Months	≥150 and <180 Days	547,676	0.05%	1,524,519	0.12%	953,038	0.11%	118,943	0.01%	80,277	0.01%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	291,493	0.04%	129,031	0.02%
7-8 Months	≥210 and <240 Days	609,189	0.05%	99,706	0.01%	0	0.00%	194,988	0.02%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	143,693	0.01%	150,771	0.01%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	103,223	0.01%	69,224	0.01%	129,048	0.01%	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	154,843	0.01%	552,493	0.06%	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	77,666	0.01%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	45,619	0.01%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	48,014	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	4,423	0.00%	105,877	0.01%	79,043	0.01%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	59,293	0.01%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	1,331,596	0.15%	177,342	0.02%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	552,493	0.07%	0	0.00%	0	0.00%
Total		1,187,954,596	100.00%	1,292,251,554	100.00%	885,002,089	100.00%	848,730,785	100.00%	774,214,727	100.00%	640,971,315	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	7,769	99.68%	9,411	99.70%	6,978	99.36%	7,208	99.58%	7,308	99.58%	6,345	99.77%
1-2 Months	≥30 and <60 Days	12	0.14%	13	0.14%	17	0.25%	12	0.17%	12	0.17%	7	0.11%
2-3 Months	≥60 and <90 Days	2	0.03%	3	0.03%	10	0.15%	7	0.10%	7	0.10%	4	0.06%
3-4 Months	≥90 and <120 Days	2	0.03%	4	0.04%	6	0.09%	4	0.06%	5	0.07%	1	0.02%
4-5 Months	≥120 and <150 Days	2	0.03%	1	0.01%	1	0.01%	3	0.04%	1	0.01%	1	0.02%
5-6 Months	≥150 and <180 Days	3	0.04%	2	0.02%	6	0.09%	1	0.01%	1	0.01%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	3	0.04%	1	0.02%
7-8 Months	≥210 and <240 Days	2	0.03%	1	0.01%	0	0.00%	1	0.01%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	1	0.01%	1	0.01%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	1	0.01%	1	0.01%	1	0.01%	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	1	0.01%	1	0.01%	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	1	0.01%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	1	0.01%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	1	0.01%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	1	0.01%	1	0.01%	1	0.01%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.01%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	1	0.01%	1	0.01%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	1	0.01%	0	0.00%	0	0.00%
Total		7,794	100.00%	9,440	100.00%	7,023	100.00%	7,239	100.00%	7,339	100.00%	6,359	100.00%

Loss Information
As at Date	31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	0	0.00%	6	0.08%	0	0.00%	0	0.00%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	0	0.00%	507,512	0.06%	0	0.00%	0	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	0	0.00%	6	0.08%	6	0.08%	6	0.09%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	0	0.00%	507,512	0.06%	507,512	0.07%	507,512	0.08%

2006 Vintage
Pool Performance – 2006 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	4,648,010,510	99.59%	4,289,734,329	99.49%	3,227,312,505	99.14%	2,276,917,335	99.20%	1,785,497,342	99.36%	1,472,618,728	99.86%
1-2 Months	≥30 and <60 Days	8,262,217	0.18%	12,047,482	0.28%	8,687,081	0.27%	4,380,403	0.19%	2,924,383	0.16%	556,221	0.04%
2-3 Months	≥60 and <90 Days	5,623,356	0.12%	2,136,162	0.05%	5,063,111	0.15%	2,087,563	0.09%	2,677,824	0.15%	456,617	0.03%
3-4 Months	≥90 and <120 Days	2,004,054	0.04%	1,386,561	0.03%	3,620,178	0.11%	1,475,972	0.07%	902,474	0.05%	255,606	0.02%
4-5 Months	≥120 and <150 Days	436,672	0.01%	1,344,977	0.03%	1,167,120	0.04%	1,223,814	0.05%	351,831	0.02%	19,770	0.00%
5-6 Months	≥150 and <180 Days	1,621,461	0.04%	608,278	0.02%	651,433	0.02%	2,098,492	0.09%	379,568	0.02%	0	0.00%
6-7 Months	≥180 and <210 Days	177,960	0.00%	972,216	0.02%	3,285,276	0.10%	243,732	0.01%	90,087	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	305,819	0.01%	477,112	0.01%	1,353,650	0.04%	307,061	0.01%	119,936	0.01%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	703,781	0.02%	1,198,561	0.04%	544,913	0.03%	141,090	0.01%	79,637	0.01%
9-10 Months	≥270 and <300 Days	382,344	0.01%	76,749	0.00%	665,778	0.02%	318,309	0.01%	0	0.00%	206,028	0.01%
10-11 Months	≥300 and <330 Days	44,387	0.00%	0	0.00%	0	0.00%	551,679	0.03%	388,062	0.02%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	339,851	0.01%	235,422	0.01%	221,441	0.01%	494,981	0.03%	0	0.00%
12-13 Months	≥360 and <390 Days	174,701	0.00%	951,347	0.02%	52,932	0.00%	467,486	0.02%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	206,150	0.00%	130,497	0.00%	34,269	0.00%	0	0.00%	55,575	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	94,937	0.00%	105,176	0.00%	305,137	0.01%	0	0.00%	40,627	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	17,565	0.00%	0	0.00%	751,540	0.03%	95,822	0.01%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	135,199	0.00%	471,806	0.02%	30,752	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	595,081	0.02%	386,513	0.01%	132,398	0.01%	453,821	0.03%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	143,107	0.00%	1,154,917	0.04%	3,005,707	0.13%	2,414,433	0.13%	459,011	0.03%
Total		4,667,344,568	100.00%	4,311,770,271	100.00%	3,255,309,082	100.00%	2,295,199,651	100.00%	1,797,058,608	100.00%	1,474,651,618	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	34,764	99.66%	35,332	99.61%	28,292	99.36%	20,733	99.44%	16,916	99.48%	14,498	99.83%
1-2 Months	≥30 and <60 Days	43	0.12%	63	0.18%	60	0.21%	35	0.17%	28	0.17%	9	0.06%
2-3 Months	≥60 and <90 Days	35	0.10%	12	0.03%	26	0.09%	18	0.09%	16	0.09%	5	0.03%
3-4 Months	≥90 and <120 Days	16	0.04%	12	0.03%	23	0.08%	11	0.05%	8	0.05%	3	0.02%
4-5 Months	≥120 and <150 Days	3	0.01%	11	0.03%	12	0.04%	7	0.03%	4	0.02%	1	0.01%
5-6 Months	≥150 and <180 Days	7	0.02%	8	0.02%	5	0.02%	9	0.05%	4	0.02%	0	0.00%
6-7 Months	≥180 and <210 Days	3	0.01%	7	0.02%	9	0.03%	2	0.01%	2	0.01%	0	0.00%
7-8 Months	≥210 and <240 Days	4	0.01%	5	0.01%	8	0.03%	2	0.01%	2	0.01%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	5	0.01%	9	0.03%	3	0.01%	2	0.01%	1	0.01%
9-10 Months	≥270 and <300 Days	3	0.01%	2	0.01%	6	0.02%	4	0.02%	0	0.00%	1	0.01%
10-11 Months	≥300 and <330 Days	1	0.00%	0	0.00%	0	0.00%	4	0.02%	3	0.02%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	3	0.01%	5	0.02%	2	0.01%	2	0.01%	0	0.00%
12-13 Months	≥360 and <390 Days	2	0.01%	5	0.01%	2	0.01%	3	0.01%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	2	0.01%	2	0.01%	1	0.00%	0	0.00%	2	0.01%	0	0.00%
14-15 Months	≥420 and <450 Days	1	0.00%	1	0.00%	2	0.01%	0	0.00%	1	0.01%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	1	0.00%	0	0.00%	4	0.02%	1	0.01%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	1	0.00%	2	0.01%	1	0.01%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	2	0.01%	6	0.02%	1	0.00%	4	0.02%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	2	0.01%	7	0.03%	10	0.05%	8	0.05%	4	0.03%
Total		34,884	100.00%	35,473	100.00%	28,474	100.00%	20,850	100.00%	17,004	100.00%	14,522	100.00%

Loss Information
As at Date	31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	10	0.04%	19	0.09%	12	0.07%	3	0.02%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	272,599	0.01%	576,265	0.03%	523,551	0.03%	166,917	0.01%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	10	0.04%	29	0.14%	41	0.24%	44	0.30%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	272,599	0.01%	848,864	0.04%	1,372,415	0.08%	1,539,332	0.10%

2007 Vintage
Pool Performance – 2007 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	5,722,132,103	99.44%	6,083,052,937	99.26%	4,759,461,383	99.07%	3,834,663,249	99.07%	2,477,522,280	98.91%	2,064,887,611	99.67%
1-2 Months	≥30 and <60 Days	14,207,346	0.25%	17,979,410	0.29%	11,054,684	0.23%	9,160,879	0.24%	8,401,507	0.34%	5,615,265	0.27%
2-3 Months	≥60 and <90 Days	9,218,056	0.16%	6,229,649	0.10%	8,012,377	0.17%	9,199,957	0.24%	2,781,030	0.11%	192,193	0.01%
3-4 Months	≥90 and <120 Days	3,465,989	0.06%	3,065,652	0.05%	4,520,981	0.09%	2,664,541	0.07%	2,762,003	0.11%	0	0.00%
4-5 Months	≥120 and <150 Days	1,254,507	0.02%	3,475,357	0.06%	2,828,868	0.06%	2,242,298	0.06%	2,608,090	0.10%	293,234	0.01%
5-6 Months	≥150 and <180 Days	721,146	0.01%	1,830,019	0.03%	1,411,194	0.03%	1,636,684	0.04%	485,009	0.02%	157,198	0.01%
6-7 Months	≥180 and <210 Days	560,791	0.01%	2,896,100	0.05%	860,128	0.02%	1,178,335	0.03%	185,646	0.01%	57,887	0.00%
7-8 Months	≥210 and <240 Days	294,032	0.01%	1,168,395	0.02%	2,652,128	0.05%	1,362,966	0.04%	26,249	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	682,253	0.01%	830,241	0.01%	1,936,902	0.04%	0	0.00%	20,014	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	69,523	0.00%	1,267,532	0.02%	1,412,650	0.03%	348,548	0.01%	1,061,589	0.04%	0	0.00%
10-11 Months	≥300 and <330 Days	130,451	0.00%	911,413	0.02%	774,368	0.02%	394,466	0.01%	921,060	0.04%	0	0.00%
11-12 Months	≥330 and <360 Days	410,806	0.01%	1,216,819	0.02%	296,852	0.01%	620,536	0.02%	260,426	0.01%	0	0.00%
12-13 Months	≥360 and <390 Days	1,154,280	0.02%	1,329,693	0.02%	1,384,213	0.03%	213,177	0.00%	198,653	0.01%	0	0.00%
13-14 Months	≥390 and <420 Days	78,305	0.00%	219,275	0.00%	102,678	0.00%	421,925	0.01%	785,499	0.03%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	1,260,219	0.02%	1,105,844	0.02%	1,148,638	0.03%	2,512,171	0.10%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	298,724	0.01%	173,801	0.00%	85,197	0.00%	58,258	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	166,900	0.00%	307,426	0.01%	591,591	0.01%	894,241	0.04%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	368,859	0.01%	529,472	0.01%	191,564	0.00%	300,709	0.01%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	862,173	0.01%	5,300,606	0.11%	4,552,012	0.12%	3,046,260	0.12%	672,100	0.03%
Total		5,754,379,588	100.00%	6,128,429,367	100.00%	4,804,126,555	100.00%	3,870,676,563	100.00%	2,504,830,694	100.00%	2,071,875,488	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	38,103	99.59%	44,219	99.51%	37,071	99.33%	31,220	99.30%	20,045	99.34%	17,415	99.79%
1-2 Months	≥30 and <60 Days	71	0.18%	84	0.19%	64	0.17%	56	0.18%	44	0.22%	24	0.14%
2-3 Months	≥60 and <90 Days	39	0.10%	28	0.06%	48	0.13%	50	0.16%	19	0.09%	3	0.02%
3-4 Months	≥90 and <120 Days	18	0.05%	19	0.04%	21	0.05%	16	0.05%	10	0.05%	0	0.00%
4-5 Months	≥120 and <150 Days	6	0.01%	16	0.04%	18	0.05%	12	0.04%	8	0.04%	1	0.01%
5-6 Months	≥150 and <180 Days	5	0.01%	9	0.02%	5	0.01%	15	0.05%	2	0.01%	1	0.01%
6-7 Months	≥180 and <210 Days	2	0.01%	8	0.02%	6	0.02%	8	0.02%	3	0.02%	2	0.01%
7-8 Months	≥210 and <240 Days	3	0.01%	8	0.02%	13	0.03%	7	0.02%	1	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	3	0.01%	5	0.01%	10	0.02%	0	0.00%	1	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	1	0.00%	6	0.01%	6	0.02%	3	0.01%	3	0.02%	0	0.00%
10-11 Months	≥300 and <330 Days	2	0.01%	5	0.01%	7	0.02%	4	0.01%	6	0.03%	0	0.00%
11-12 Months	≥330 and <360 Days	2	0.01%	6	0.01%	2	0.01%	6	0.02%	1	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	3	0.01%	5	0.01%	8	0.02%	2	0.01%	2	0.01%	0	0.00%
13-14 Months	≥390 and <420 Days	1	0.00%	2	0.01%	1	0.00%	2	0.01%	3	0.02%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	6	0.01%	6	0.02%	9	0.03%	8	0.04%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	2	0.01%	2	0.01%	1	0.00%	1	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	2	0.01%	2	0.01%	4	0.01%	2	0.01%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	1	0.00%	4	0.01%	1	0.00%	2	0.01%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	4	0.01%	27	0.07%	25	0.08%	18	0.09%	4	0.02%
Total		38,259	100.00%	44,435	100.00%	37,321	100.00%	31,441	100.00%	20,179	100.00%	17,450	100.00%

Loss Information
As at Date	31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	5	0.01%	46	0.15%	38	0.19%	5	0.03%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	187,793	0.00%	1,533,110	0.04%	2,055,893	0.08%	323,202	0.02%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	5	0.01%	51	0.16%	89	0.44%	94	0.54%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	187,793	0.00%	1,720,903	0.04%	3,776,797	0.15%	4,099,999	0.20%

2008 Vintage
Pool Performance – 2008 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	5,569,037	100.00%	2,713,250,309	99.90%	2,187,205,304	99.67%	2,683,218,199	99.62%	2,277,870,187	99.65%	1,735,347,446	99.94%
1-2 Months	≥30 and <60 Days	0	0.00%	2,671,228	0.10%	3,325,784	0.15%	3,513,965	0.13%	2,359,166	0.10%	726,713	0.04%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%	1,492,396	0.07%	3,177,160	0.12%	1,844,303	0.08%	311,591	0.02%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	563,658	0.03%	748,390	0.03%	888,606	0.04%	0	0.00%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	69,688	0.00%	776,822	0.03%	343,486	0.02%	0	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	648,592	0.03%	132,239	0.01%	149,648	0.01%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	661,969	0.03%	640,570	0.02%	441,582	0.02%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	236,939	0.01%	102,836	0.00%	86,310	0.00%	73,036	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	304,522	0.01%	74,927	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	177,123	0.01%	87,354	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	43,254	0.00%	847,782	0.04%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	237,112	0.01%	0	0.00%	258,152	0.01%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	50,236	0.00%	109,554	0.00%	114,884	0.01%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	77,376	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	389,064	0.01%	139,537	0.01%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	222,217	0.01%	206,985	0.01%	0	0.00%
Total		5,569,037	100.00%	2,715,921,537	100.00%	2,194,491,678	100.00%	2,693,555,915	100.00%	2,285,790,285	100.00%	1,736,458,786	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	38	100.00%	18,015	99.91%	15,524	99.74%	18,931	99.72%	15,932	99.71%	12,168	99.92%
1-2 Months	≥30 and <60 Days	0	0.00%	17	0.09%	22	0.14%	15	0.08%	15	0.08%	7	0.06%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%	5	0.03%	13	0.07%	9	0.05%	1	0.01%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	3	0.02%	4	0.02%	3	0.02%	0	0.00%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	1	0.01%	5	0.02%	2	0.01%	0	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	2	0.01%	2	0.01%	1	0.01%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	3	0.02%	3	0.01%	2	0.01%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	2	0.01%	1	0.01%	1	0.01%	1	0.01%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	2	0.01%	1	0.01%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	2	0.01%	1	0.01%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	1	0.01%	3	0.02%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	2	0.01%	0	0.00%	1	0.01%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	2	0.01%	2	0.01%	1	0.01%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.01%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	1	0.01%	1	0.01%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	1	0.01%	3	0.02%	0	0.00%
Total		38	100.00%	18,032	100.00%	15,566	100.00%	18,983	100.00%	15,977	100.00%	12,177	100.00%

Loss Information
As at Date	31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	2	0.01%	6	0.03%	7	0.04%	5	0.04%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	66,155	0.00%	371,990	0.01%	581,780	0.03%	231,787	0.01%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	2	0.01%	8	0.04%	15	0.09%	20	0.16%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	66,155	0.00%	438,145	0.02%	1,019,925	0.04%	1,251,712	0.07%

2009 Vintage
Pool Performance – 2009 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	1,627,474	100.00%	2,454,442,595	99.95%	1,988,575,723	99.47%	3,125,522,049	99.56%	3,248,573,165	99.55%	2,775,701,829	99.85%
1-2 Months	≥30 and <60 Days	0	0.00%	958,078	0.04%	4,603,898	0.23%	5,685,476	0.18%	5,093,758	0.16%	2,248,872	0.08%
2-3 Months	≥60 and <90 Days	0	0.00%	185,773	0.01%	2,019,574	0.10%	1,889,245	0.06%	3,099,910	0.09%	358,537	0.01%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	953,617	0.05%	674,570	0.02%	1,562,535	0.05%	607,719	0.02%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	420,706	0.02%	387,225	0.01%	74,096	0.00%	233,627	0.01%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	209,503	0.01%	424,579	0.01%	915,941	0.03%	132,535	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	253,035	0.01%	0	0.00%	228,843	0.01%	500,152	0.02%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	1,021,962	0.05%	483,990	0.02%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	662,428	0.03%	279,434	0.01%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	147,847	0.01%	521,588	0.02%	380,631	0.01%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	119,681	0.01%	0	0.00%	460,901	0.01%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	260,196	0.01%	0	0.00%	185,917	0.01%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	733,988	0.02%	1,483,081	0.05%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	855,959	0.03%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	100,660	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	462,576	0.01%	144,171	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	1,448,580	0.05%	977,484	0.03%	276,766	0.01%
Total		1,627,474	100.00%	2,455,586,446	100.00%	1,999,248,170	100.00%	3,139,369,259	100.00%	3,263,281,093	100.00%	2,780,060,037	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	6	100.00%	14,743	99.92%	12,647	99.61%	19,314	99.68%	20,010	99.66%	17,510	99.86%
1-2 Months	≥30 and <60 Days	0	0.00%	10	0.07%	18	0.14%	25	0.12%	23	0.12%	12	0.06%
2-3 Months	≥60 and <90 Days	0	0.00%	1	0.01%	12	0.09%	10	0.05%	15	0.08%	3	0.02%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	4	0.03%	3	0.02%	12	0.06%	3	0.02%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	3	0.02%	3	0.02%	1	0.00%	1	0.01%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	2	0.02%	2	0.01%	5	0.03%	1	0.01%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	2	0.02%	0	0.00%	1	0.00%	2	0.01%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	3	0.02%	2	0.01%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	1	0.01%	2	0.01%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	2	0.02%	3	0.02%	2	0.01%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	1	0.01%	0	0.00%	1	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	1	0.01%	0	0.00%	1	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	3	0.02%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	4	0.02%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	1	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	3	0.02%	1	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	3	0.02%	4	0.02%	1	0.01%
Total		6	100.00%	14,754	100.00%	12,696	100.00%	19,375	100.00%	20,080	100.00%	17,533	100.00%

Loss Information
As at Date	31-Jan-09		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
		%		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	0	0.00%	4	0.02%	9	0.04%	2	0.01%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	0	0.00%	116,376	0.00%	486,168	0.01%	500,921	0.02%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	0	0.00%	4	0.02%	13	0.06%	15	0.09%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	0	0.00%	116,376	0.00%	602,544	0.02%	1,103,465	0.04%

2010 Vintage
Pool Performance – 2010 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%	$	%
Current	<30 Days	95,444	100.00%	7,274,447	100.00%	2,800,774,159	99.98%	4,002,551,090	99.85%	3,565,854,327	99.94%
1-2 Months	≥30 and <60 Days	0	0.00%	0	0.00%	411,732	0.01%	4,497,878	0.11%	1,624,100	0.05%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%	296,709	0.01%	691,778	0.02%	0	0.00%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	361,889	0.01%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	97,984	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%	161,049	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	560,978	0.02%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Total		95,444	100.00%	7,274,447	100.00%	2,801,482,600	100.00%	4,008,560,757	100.00%	3,567,840,316	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%	#	%
Current	<30 Days	1	100.00%	49	100.00%	15,598	99.97%	21,718	99.90%	19,817	99.94%
1-2 Months	≥30 and <60 Days	0	0.00%	0	0.00%	2	0.01%	14	0.07%	9	0.05%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%	3	0.02%	4	0.02%	0	0.00%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	2	0.01%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%	1	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	3	0.01%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Total		1	100.00%	49	100.00%	15,603	100.00%	21,741	100.00%	19,828	100.00%

Loss Information
As at Date	31-Jan-10		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
		%		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	0	0.00%	1	0.00%	1	0.01%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	0	0.00%	10,167	0.00%	22,183	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	0	0.00%	1	0.00%	2	0.01%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	0	0.00%	10,167	0.00%	32,350	0.00%

2011 Vintage
Pool Performance – 2011 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%	$	%
Current	<30 Days	757,025	100.00%	1,374,739,664	99.96%	3,809,379,608	99.89%	3,424,532,033	99.85%
1-2 Months	≥30 and <60 Days	0	0.00%	370,507	0.03%	2,442,092	0.06%	3,594,493	0.10%
2-3 Months	≥60 and <90 Days	0	0.00%	205,740	0.01%	685,037	0.02%	611,905	0.02%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	202,386	0.01%	523,576	0.02%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	400,166	0.01%	141,870	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	197,786	0.01%	218,552	0.01%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	142,099	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	93,958	0.00%
Total		757,025	100.00%	1,375,315,911	100.00%	3,813,449,174	100.00%	3,429,716,387	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%	#	%
Current	<30 Days	3	100.00%	7,160	99.94%	18,227	99.89%	16,769	99.90%
1-2 Months	≥30 and <60 Days	0	0.00%	2	0.03%	12	0.06%	9	0.05%
2-3 Months	≥60 and <90 Days	0	0.00%	2	0.03%	3	0.01%	2	0.01%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	1	0.01%	2	0.01%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	2	0.01%	1	0.01%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	1	0.01%	1	0.01%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	1	0.01%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%	1	0.01%
Total		3	100.00%	7,164	100.00%	18,247	100.00%	16,785	100.00%

Loss Information
As at Date	31-Jan-11		31-Jan-12		31-Jan-13		31-Jul-13
		%		%		%		%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	0	0.00%	0	0.00%

2012 Vintage
Pool Performance – 2012 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-12		31-Jan-13		31-Jul-13
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%	$	%
Current	<30 Days	1,380,887	100.00%	2,061,580,772	99.94%	1,863,705,803	99.93%
1-2 Months	≥30 and <60 Days	0	0.00%	962,554	0.05%	1,302,289	0.07%
2-3 Months	≥60 and <90 Days	0	0.00%	258,914	0.01%	78,132	0.00%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	0	0.00%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	0	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%
Total		1,380,887	100.00%	2,062,802,240	100.00%	1,865,086,224	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-12		31-Jan-13		31-Jul-13
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%	#	%
Current	<30 Days	14	100.00%	9,196	99.95%	8,528	99.92%
1-2 Months	≥30 and <60 Days	0	0.00%	4	0.04%	6	0.07%
2-3 Months	≥60 and <90 Days	0	0.00%	1	0.01%	1	0.01%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%	0	0.00%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%	0	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%	0	0.00%
Total		14	100.00%	9,201	100.00%	8,535	100.00%

Loss Information
As at Date	31-Jan-12		31-Jan-13		31-Jul-13
	#	%	#	%	#	%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%	0	0.00%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%	0	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%	0	0.00%
Cumulative net loss amount ($)	0	0.00%	0	0.00%	0	0.00%

2013 Vintage
Pool Performance – 2013 Vintage

Delinquency Status – Current Balance of Loans in Arrears ($)
As at Date		31-Jan-13		31-Jul-13
Current Balance of Loans Outstanding
	No. Days Past Due	$	%	$	%
Current	<30 Days	1,327,506	100.00%	7,966,489	100.00%
1-2 Months	≥30 and <60 Days	0	0.00%	0	0.00%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%
Total		1,327,506	100.00%	7,966,489	100.00%

Delinquency Status - Number of Loans in Arrears
As at Date		31-Jan-13		31-Jul-13
Total Number of Loans Outstanding
	No. Days Past Due	#	%	#	%
Current	<30 Days	7	100.00%	36	100.00%
1-2 Months	≥30 and <60 Days	0	0.00%	0	0.00%
2-3 Months	≥60 and <90 Days	0	0.00%	0	0.00%
3-4 Months	≥90 and <120 Days	0	0.00%	0	0.00%
4-5 Months	≥120 and <150 Days	0	0.00%	0	0.00%
5-6 Months	≥150 and <180 Days	0	0.00%	0	0.00%
6-7 Months	≥180 and <210 Days	0	0.00%	0	0.00%
7-8 Months	≥210 and <240 Days	0	0.00%	0	0.00%
8-9 Months	≥240 and <270 Days	0	0.00%	0	0.00%
9-10 Months	≥270 and <300 Days	0	0.00%	0	0.00%
10-11 Months	≥300 and <330 Days	0	0.00%	0	0.00%
11-12 Months	≥330 and <360 Days	0	0.00%	0	0.00%
12-13 Months	≥360 and <390 Days	0	0.00%	0	0.00%
13-14 Months	≥390 and <420 Days	0	0.00%	0	0.00%
14-15 Months	≥420 and <450 Days	0	0.00%	0	0.00%
15-16 Months	≥450 and <480 Days	0	0.00%	0	0.00%
16-17 Months	≥480 and <510 Days	0	0.00%	0	0.00%
17-18 Months	≥510 and <540 Days	0	0.00%	0	0.00%
18 Months and more	≥540 Days	0	0.00%	0	0.00%
Total		7	100.00%	36	100.00%

Loss Information
As at Date	31-Jan-13		31-Jul-13
	#	%	#	%
Number of loans that have experienced a loss for the period / year ended	0	0.00%	0	0.00%
Net loss amount for the period / year ended ($)	0	0.00%	0	0.00%
Cumulative number of loans that have experienced a loss	0	0.00%	0	0.00%
Cumulative net loss amount ($)	0	0.00%	0	0.00%

Table of Contents

Prospectus Supplement

SUMMARY	S-2
DESCRIPTION OF THE COVERED BONDS	S-6
DESCRIPTION OF THE COVERED BOND GUARANTEE	S-7
SWAP PROVIDERS	S-7
SUPPLEMENTAL PLAN OF DISTRIBUTION	S-7
NOTICE REGARDING OFFERS IN THE EEA	S-11
Annex A
COVERED BOND PORTFOLIO	S-12
Overall Pool Statistics	S-13
Overall Pool Performance	S-18
Annex B
HISTORICAL POOL DATA	S-20

Prospectus dated July 10, 2013

DOCUMENTS INCORPORATED BY REFERENCE	1
WHERE YOU CAN FIND MORE INFORMATION	2
FURTHER INFORMATION	2
CAUTION REGARDING FORWARD-LOOKING STATEMENTS	2
ABOUT THIS PROSPECTUS	3
GLOBAL COVERED BOND PROGRAMME	5
Programme Structure Overview	5
RISK FACTORS	14
ROYAL BANK OF CANADA	36
RBC COVERED BOND GUARANTOR LIMITED PARTNERSHIP	36
Ownership Structure of the Guarantor LP	37
Ownership Structure of the Managing GP	37
Ownership Structure of the Liquidation GP	37
PRESENTATION OF FINANCIAL INFORMATION	38
USE OF PROCEEDS	38
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES	38
CONSOLIDATED CAPITALIZATION AND INDEBTEDNESS	39
DESCRIPTION OF THE COVERED BONDS	40
General	40
Asset Coverage Test, Valuation Calculation and Amortization Test	40
Terms and Conditions	41
TERMS AND CONDITIONS OF THE COVERED BONDS	43
DESCRIPTION OF THE CANADIAN REGULATED COVERED BOND REGIME	79
OWNERSHIP AND BOOK-ENTRY ISSUANCE	82
CASHFLOWS	86
COVERED BOND PORTFOLIO	95
LOAN ORIGINATION AND LENDING CRITERIA	96
THE SERVICER	99
SUMMARY OF PRINCIPAL DOCUMENTS	104
TAX CONSEQUENCES	151
UNITED STATES TAXATION	151
CANADIAN TAXATION	158
BENEFIT PLAN INVESTOR CONSIDERATIONS	160
PLAN OF DISTRIBUTION	162
Market-Making Resales By Affiliates	163
Conflicts of Interest	164
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS
AGAINST THE BANK, OUR MANAGEMENT AND OTHERS	164
LEGALITY OF COVERED BONDS	164
EXPERTS	165
GLOSSARY	166

U.S.$2,000,000,000 2.000% Covered
Bonds Due 2018 unconditionally and
irrevocably guaranteed as to payments by
RBC Covered Bond Guarantor Limited
Partnership

Royal Bank of Canada

Covered Bonds

_____________________________

PROSPECTUS SUPPLEMENT
_____________________________

Programme Arranger
RBC Capital Markets

Joint Book-Running Managers
RBC Capital Markets	Barclays	Citigroup

Co-Managers

ANZ Securities	CIBC	Credit Suisse
Deutsche Bank Securities		nabSecurities, LLC
National Bank of Canada Financial		Santander
SOCIETE GENERALE		Standard Chartered Bank
SunTrust Robinson Humphrey		TD Securities
UBS Investment Bank		Wells Fargo Securities

September 24, 2013